GAME RIGHTS ASSIGNMENT AGREEMENT

This Assignment Agreement (“Agreement”) is made and entered into as of April 13, 2016 (the “Effective Date”) by and between Beijing Sun Seven Stars Cultural Development Limited (the “Assignor”), a PRC entity located at Eastern Fangzheng Road, Southern Dongying Village, Hancunhe Town, Fangshan District, Beijing City, P.R.C and Tianjin Sevenstarflix Network Technology Limited (the “Assignee”), a PRC entity located at Suite 305-55, 3/F, Zonghe Service Building D, Nangang Industrial Zone of Tianjin Economic Development Zone, Tianjin, PRC in connection with the following facts. The parties shall hereinafter be referred to individually as a “Party”, or collectively as the “Parties”.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.	ASSET

Assignor represents and warrants that it is the sole, perpetual (except for the assignment made by Assignor to Assignee under Section 2), and worldwide owner of the Chinese-language game rights to the following to-be developed content:

•	“Titanic Code”, which is based off of a to-be-developed animated film.
•	“Special Forces Heroine” (otherwise known as Eastern Angels), which is based off of an animated film.
•	“108 Heroes 1” (otherwise known as “Water Margin” or “Outlaws of the Marsh), which is based off of an animated film.
•	“108 Heroes 2” (otherwise known as “Water Margin” or “Outlaws of the Marsh), which is based off of an animated film.
•	“Knights in Paradise” (otherwise known as “Peak Time”) which is based off of an animated film.
•	“The Dog Movie” (Chinese title: 福犬归家路) which is based off of an animated film.

The abovementioned contents are herein referred to collectively as the “Asset” or “Assets”.

2.	ASSIGNMENT OF GAME RIGHTS

In consideration of certain payments discussed herein, the Parties agree that Assignor hereby grants to Assignee all of its rights in the Assets for purposes of developing, producing and distributing Chinese-language games and video games of all formats and types including, but not limited to, card-based video games, mobile and internet games, role playing games, action role playing games, and massively multiplayer online role playing games based on the Assets (the “Game Rights”). Without limiting the generality of the foregoing, the Parties acknowledge and agree that (a) Assignee may sub-license the Game Rights, in part or in whole, to any third-parties as designated by the Assignee, without the need to notify Assignor or obtain Assignor’s consent; and (b) Assignee owes no duty of accounting to Assignor when exercising the Game Rights. At Assignee’s request, Assignor will provide Assignee with access to the scripts, story lines, still frames and other mutually-agreed upon elements of the Assets to assist Assignee with the development, production and distribution of the games described in this Section 2. Assignor will be solely responsible for obtaining all rights, licenses and releases (including, but not limited to, right of publicity releases and music licenses) necessary for Assignee to use the Game Rights to develop, produce and distribute such games.

3.	PAYMENT

As consideration for all rights assigned to Assignee, Assignee agrees to pay Assignor, and Assignor agrees to accept, a payment of Eighteen Million Chinese Yuan (RMB18,000,000) (the “Fee”). Assignor will invoice Assignee for the Fee on or after the Effective Date. Payment of such invoice will be due within thirty (30) days after the date that Assignee receives the invoice. If any of the six (6) films listed in Section 1 are not fully and finally developed and distributed to the public or if the name or description of any of the six (6) films listed in Section 1 are changed or altered, the Assignor shall compensate the Assignee for any direct losses incurred.

4.	WARRANTY & INDEMNIFICATION

Assignor represents and warrants to Assignee that: (a) Assignor is the exclusive proprietor, throughout the world, of the Game Rights; (b) that Assignor has not assigned or nor in any manner encumbered, diminished, licensed or impaired these rights that would interfere with Assignee’s rights under this Agreement; (c) it has all rights necessary to grant the assignment under this Agreement; and (d) the Game Rights, when used as permitted under this Agreement, will not be unlawful or libelous and will not violate or infringe any common law or statutory right of any person or other entity. Assignor further represents and warrants that no attempt hereafter will be made to encumber, diminish or impair any of the rights herein assigned and that all appropriate protections of such rights will continue to be maintained by Assignor.

EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED.

Assignor shall indemnify, defend and hold harmless Assignee and its affiliates, and their respective directors, officers, employees, agents, successors, assigns, licensees and distributors, from and against any and all judgments, settlements, damages, penalties, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of any third party claim (i) relating to Assignor’s breach of its warranties, representations, covenants or agreements hereunder; and/or (ii) that any of the Game Rights, used as permitted under this Agreement, violates or infringes any copyright, privacy, publicity, trademark, service mark, patent, or any other right of any third party and/or is unlawful or libelous.

5.	ASSIGNMENT

This Agreement may be assigned or transferred by either Party to any of its designees or affiliates, who would be bound by the same rights and obligations as the transferring party. This Agreement will be binding upon, and inure to the benefit of, the respective permitted assignees, transferees and successors of each of the parties.

6.	CONFIDENTIALITY

“Confidential Information” means all non-public information about the disclosing party’s business or activities that is marked or designated by such party as “confidential” or “proprietary” at the time of disclosure or that reasonably would be understood to be confidential given the circumstances of disclosure. Notwithstanding the foregoing, Confidential Information does not include information that: (a) is in or enters the public domain without breach of this Agreement; (b) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; (c) the receiving party rightfully knew prior to receiving such information from the disclosing party; or (d) the receiving party develops entirely independently of, and without any access or reference to or use of, any Confidential Information communicated to the receiving party by the disclosing party. Each party agrees that (i) it will not disclose to any third party any Confidential Information disclosed to it by the other party except as expressly permitted in this Agreement; (ii) it will only permit access to Confidential Information of the disclosing party to those of its employees or authorized representatives or advisors (including, without limitation, the receiving party’s auditors, accountants, and attorneys) having a need to know and who, prior to obtaining such access, are legally bound to protect the disclosing party’s Confidential Information at least to the same extent as set forth herein; (iii) it will use any Confidential Information disclosed to it by the other party only for the purpose of performing its obligations or exercising its rights under this Agreement and not for any other purpose, whether for such party’s own benefit or the benefit of any third party; (iv) it will maintain the confidentiality of all Confidential Information of the other party in its possession or control; and (v) at any time the disclosing party may so request, it will deliver promptly to the disclosing party, or, at the disclosing party’s option, it will destroy, all Confidential Information of the disclosing party that it may then possess or have under its control. Notwithstanding the foregoing, each party may disclose Confidential Information of the other party to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, provided that such party will, as soon as reasonably practicable, provide the disclosing party with written notice of such requirement so that the disclosing party may seek a protective order or other appropriate remedy. The receiving party and its representatives will cooperate fully with the disclosing party to obtain any such protective order or other remedy. If the disclosing party elects not to seek, or is unsuccessful in obtaining, any such protective order or similar remedy and if the receiving party receives advice from reputable legal counsel confirming that the disclosure of Confidential Information is required pursuant to applicable law, then the receiving party may disclose such Confidential Information to the extent required; provided, however, that the receiving party will use commercially reasonable efforts to ensure that such Confidential Information is treated confidentially by each party to which it is disclosed.

7.	ARBITRATION AND JURISDICTION

This Agreement will be interpreted and governed by PRC laws. Any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of the Beijing Arbitration Committee if it cannot be settled through the negotiation.

8.	ENTIRE AGREEMENT

This Agreement is intended by the parties hereto as a final expression of their Agreement and understanding with respect to the subject matter hereof and as a complete and exclusive statement of the terms thereof, unless amended in writing by both parties, and supersedes any and all prior and contemporaneous agreements and understanding thereto. No modification of this Agreement will be valid or binding unless in writing and executed by both parties. No waiver under this Agreement will be effective unless in writing by the waiving party and no waiver with respect to any single event will be deemed a waiver of any other event theretofore or thereafter occurring. No delay or failure on the part of any party in exercising any right hereunder will impair any such right or remedy. This Agreement may be signed by facsimile or email transmission and in counterparts. This Agreement is drafted in English. If there are conflicts between the English version and subsequent translated versions of this Agreement, the English version of this Agreement will prevail.

9.	NOTICE

Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given upon receipt or refusal: (i) by overnight courier service; (ii) hand delivery; or (iii) by certified or registered mail, return receipt requested. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in a notice given under this Section 9.

10.	MISCELLANEOUS

Neither this Agreement nor the cooperation of the parties contemplated under this Agreement shall be deemed or construed to create any partnership, joint venture or agency relationship between the parties. Except as otherwise expressly permitted in this Agreement, neither party is, nor will either party hold itself out to be, vested with any power or right to bind the other party contractually or act on behalf of the other party as a broker, agent or otherwise. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event that any provision of this Agreement is determined to be invalid, unenforceable or otherwise illegal, such provision shall be deemed restated, in accordance with applicable law, to reflect as nearly as possible the original intentions of the parties, and the remainder of the Agreement shall remain in full force and effect. Section headings are for convenience only, and will not be used to interpret this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this agreement to be signed by their duly authorized representatives as of the date first set forth above.

Beijing Sun Seven Stars Cultural Development Limited

By: /s/ Bruno Wu

Its: CEO & Chairman

Tianjin Sevenstarflix Network Technology Limited

By: /s/ Zhu Yun

Its: Legal Representative